[Exhibit 23.1]


        CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-120406) of North American Liability Group, Inc. of our report dated May 10, 2005, relating to the financial statements which appears in this Form 10-KSB.


Orlando, Florida
May 13, 2005


By: /s/Tedder, James, Worden & Associates, P.A.